Exhibit 99.1

Coupa Prices $200 Million Convertible Senior Notes Due 2023

SAN MATEO, Calif., January 11, 2018 – Coupa Software (NASDAQ: COUP) today announced that it has priced $200 million aggregate principal amount of convertible senior notes due 2023 (the “notes”). The notes will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Coupa also granted the initial purchasers of the notes an option to purchase up to an additional $30 million aggregate principal amount of the notes. This sale is expected to close on January 17, 2018, subject to customary closing conditions.

The notes will be senior, unsecured obligations of Coupa, and interest will be payable semi-annually in cash at a rate of 0.375% per annum on January 15 and July 15 of each year, beginning on July 15, 2018. The notes will mature on January 15, 2023 unless redeemed, repurchased or converted prior to such date. Prior to October 15, 2022, the notes will be convertible at the option of holders during certain periods, upon satisfaction of certain conditions. Thereafter, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of Coupa common stock, cash or a combination of cash and shares of Coupa common stock, at Coupa’s election.

The notes will have an initial conversion rate of 22.4685 shares of common stock per $1,000 principal amount of notes (subject to customary adjustments in certain circumstances). This represents an initial effective conversion price of approximately $44.51 per share. The initial conversion price of the notes represents a premium of approximately 32.5% to the $33.59 per share closing price of Coupa common stock on January 11, 2018.

Coupa estimates that the net proceeds from the offering will be approximately $193.8 million (or approximately $223.0 million if the initial purchasers exercise in full their option to purchase additional notes) after deducting the initial purchasers’ discount and estimated offering expenses payable by Coupa. Coupa expects to use the net proceeds from the offering of the notes for general corporate purposes, potential acquisitions and strategic transactions, and to pay the cost of the capped call transactions described below. Coupa has no agreements or understandings with respect to any acquisitions or strategic transactions at this time.

If the initial purchasers exercise their option to purchase additional notes, Coupa intends to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the capped call counterparties and for general corporate purposes.

Coupa may redeem all or any portion of the notes, at its option, on or after January 20, 2021, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon, if the last reported sale price of Coupa’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Coupa provides written notice of redemption.

Holders of notes may require Coupa to repurchase their notes upon the occurrence of certain events that constitute a fundamental change under the indenture governing the notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase. In connection with certain corporate events or if Coupa issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or during the relevant redemption period.

In connection with the pricing of the notes, Coupa has entered into privately negotiated capped call transactions with one or more of the initial purchasers of the notes and/or their respective affiliates (the “capped call counterparties”). The capped call transactions initially cover, subject to customary anti-dilution adjustments, the number of shares of Coupa common stock that initially underlie the notes, assuming the initial purchasers do not exercise their option to purchase additional notes. The cap price of the capped call transactions is initially $63.821 per share of Coupa’s common stock, representing a premium of 90% above the last reported sale price of $33.59 per share of Coupa’s common stock on January 11, 2018, and is subject to certain adjustments under the terms of the capped call transactions. The capped call transactions are expected generally to reduce or offset potential dilution to holders of Coupa’s common stock upon conversion of the notes and/or offset the potential cash payments that Coupa could be required to make in excess of the principal amount of any converted notes upon conversion thereof, with such reduction and/or offset subject to a cap based on the cap price. If the initial purchasers of the notes exercise their option to purchase additional notes, Coupa may enter into additional capped call transactions with capped call counterparties that would initially cover, subject to customary anti-dilution adjustments, the number of shares of Coupa common stock that will initially underlie the notes purchased by the initial purchasers pursuant to their option to purchase additional notes.

In connection with establishing their initial hedge of the capped call transactions, the capped call counterparties have advised Coupa that they and/or their respective affiliates expect to enter into various derivative transactions with respect to Coupa common stock and/or purchase Coupa common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Coupa common stock or the notes concurrently with, or shortly after, the pricing of the notes.

In addition, the capped call counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Coupa common stock and/or purchasing or selling Coupa common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. This activity could decrease (or avoid an increase) in the market price of Coupa common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Coupa common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The notes and any shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Forward-Looking Statements:

This press release contains forward-looking statements including, among other things, statements relating to the expected closing date of the offering and the intended use of the net proceeds from the offering. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not Coupa will consummate the offering, prevailing market conditions, the anticipated use of the net proceeds of the offering, which could change as a result of market conditions or for other reasons, whether or not the capped call transactions will be entered into or become effective, and the impact of general economic, industry or political conditions in the United States or internationally.

Coupa assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

About Coupa Software

Coupa Software (NASDAQ:COUP) is the cloud platform for business spend. We deliver “Value as a Service” by helping our customers maximize their spend under management, achieve significant cost savings and drive profitability. Coupa provides a unified, cloud-based spend management platform that connects hundreds of organizations representing the Americas, EMEA, and APAC with millions of suppliers globally. The Coupa platform provides greater visibility into and control over how companies spend money. Customers – small, medium and large – have used the Coupa platform to bring billions of dollars in cumulative spend under management.

Investor Relations:

The Blueshirt Group for Coupa

Ryan Hutchinson

415-489-2186

ir@coupa.com

Media Contact:

Global Public Relations

Orlando De Bruce

650-485-8629

orlando.debruce@coupa.com

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